Exhibit 10.67

CO-DEVELOPMENT AGREEMENT

This agreement (“Agreement”) is entered into as of 2 April 2008, by and between Fuqua Films, Inc. f/s/o Antoine Fuqua, (“Fuqua Films”) and Public Media Works, Inc. (“PMW”).

1.	OPTION:

(a) The parties hereby enter into this Agreement to develop, produce and exploit an original feature length motion picture (“Picture”) based on the book “Without A Badge” by Jerry Speziale and Mark Seal and the life story rights of Jerry Speziale (collectively, the “Rights”). For purposes of this Agreement, the Rights shall be deemed to include the “Rights” and the “Life Story Rights” as such terms are defined in the Option Agreement, and any and all other rights granted to Fuqua Films in the Option Agreement, as may be revised or amended.

(b) The parties further agree to option the rights in accordance with the terms of the Option Purchase Agreement-Life Story-Consultation Agreement (“Option Agreement”) between Jerry Speziale Consulting, LLC, f/s/o Jerry Speziale and Fuqua Films, dated August 7, 2007, as amended with the following modifications: the start date for the option will be April 1, 2008; the option payment will be $25,000; and the option terms will be 18 months. Despite the fact that the Option Agreement will be in the name of Fuqua Films alone, ownership of the Rights shall be jointly held by Fuqua Films and PMW in equal, undivided 50/50 parts. The Option Agreement may not be terminated, amended or modified without the prior written consent of PMW.

(c) PMW is responsible for payment of the $25,000 option payment, which amount shall be reimbursed from the budget of the Picture or sooner by a third party financier.

2.	CONTROLS AND AGREEMENTS:

(a) It is understood that Fuqua Films shall have control over all creative matters relating to the development of the Picture. Fuqua Films agrees to fully and meaningfully consult with PMW on such matters. All other matters regarding the development, production and exploitation of the Picture shall be subject to the parties’ mutual control in accordance with procedures to be negotiated in good faith.

(b) All contracts or agreements to be entered into in connection with the Rights to the Picture must be signed by all parties hereto, it being understood that no party shall have the right to bind the other with respect to the Picture without the express written consent of the other party.

(c) PMW shall be attached to the Picture as executive producers and shall negotiate their agreement in connection therewith in good faith consistent with their precedents, the budget of the Picture and customary industry parameters. Fuqua Films shall be attached to the Picture as the producer and director and shall negotiate its agreement in connection therewith in good faith consistent with its precedents, the budget of the Picture and customary industry parameters.

(d) Each party shall negotiate in good faith any and all additional papers, documents and other instruments and shall do any and all further acts and things reasonably necessary in connection with the performance of their obligations hereunder to carry out the intent of this Agreement.

3.	REPRESENTATIONS & WARRANTIES; INDEMNIFICATION:

Each party represents, warrants and agrees that respectively they have the full right, power and authority to enter into and perform this Agreement and, if a corporation, is duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated. Each party represents and warrants, and the other party relies thereon that there are no claims, encumbrances liens or rights held by any other person that would prevent or restrict the performance of this Agreement. Each party shall indemnify the other party and hold the other party free and harmless from and against any and all costs, claims, losses, liabilities and expenses (including reasonable outside attorney’s fees) resulting from or arising out of any breach or alleged breach of any representation, warranty, promise or agreement of the indemnifying party.

4.	ASSIGN:

No party shall sell, assign, mortgage, hypothecate or encumber his or her interest, or any portion thereof, in this Agreement or the Rights without the prior written consent of the other party.

IN WITNESS WHEREOF, this Agreement is executed as of the date and year first above written.

AGREED TO AND ACCEPTED:

FUQUA FILMS, INC.

By:	/s/ Antoine Fuqua
Its:

-and-

PUBLIC MEDIA WORKS, INC.

By:	/s/ Al Hayes
Its:	CEO